UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2015

Cherokee Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Merger Agreement with FFS Holdings, LLC

On October 13, 2015, Cherokee Inc., a Delaware corporation (“Cherokee”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with FFS Holdings, LLC, a Delaware limited liability company (“FFS”), FFS Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Cherokee (“Merger Sub”), and Darin Kraetsch, solely in his capacity as the representative of the FFS equityholders (“Sellers’ Representative”).

Pursuant to the Merger Agreement, Merger Sub merged with and into FFS, with FFS continuing as the surviving corporation and a wholly owned subsidiary of Cherokee (the “Merger”).  FFS currently has over 90 retail franchise shops in the US, Canada, Caribbean, Middle East and South Africa, and over 100 additional retail shops already in development worldwide. Its locations carry assortments of recognized footwear brands including OluKai, SANUK, Cobian, Havaianas, Quiksilver, ROXY, Reef, and many more.

Cherokee acquired FFS for the base purchase price of $12.0 million in cash, which is subject to certain adjustments and escrow arrangements. The Merger Agreement contains customary representations, warranties, covenants and obligations for transactions of this type. Pursuant to the Merger Agreement, FFS and Cherokee have agreed to indemnify the other party for any breach of such party’s representations, warranties and covenants contained in the Merger Agreement, subject to varying survival periods and applicable negotiated caps, baskets, claims procedures and other limitations.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which will be filed with Cherokee’s Quarterly Report on Form 10-Q for the quarterly period ending October 31, 2015.

Amendment to Credit Agreement with JP Morgan Chase; New Term Loan

Also in connection with the Acquisition, effective October 13, 2015, Cherokee and JP Morgan Chase Bank N.A. (the “Bank”) entered into an amendment to the Credit Agreement entered into between Cherokee and the Bank as of September 4, 2012, previously amended effective January 31, 2013 and January 10, 2014 (such prior amendments, the “Credit Agreement Amendments” and such credit agreement, as amended, the “Credit Agreement”), (i) the term note that was originally issued by Cherokee in favor of the Bank as of September 4, 2012 and previously amended by the parties effective January 31, 2013 and January 10, 2014 (as amended, the “2013 Term Note”), (ii)  the term note that was originally issued by Cherokee in favor of the Bank as of January 10, 2014 (as amended, the “2014 Term Note”) and (iii) the Line of Credit Note, which was issued by Cherokee in favor of the Bank as of September 4, 2012 and previously amended by the parties effective January 10, 2014 (as amended, the “Revolver”).  In addition, pursuant to the amended Credit Agreement, the Bank issued to Cherokee a new term note (the “2015 Term Note” and, together with the foregoing amendments, the “Loan Agreement Amendments”) in the principal sum equal to $6,000,000.  Pursuant to the Loan Agreement Amendments, the maturity dates of each of the 2013 Term Note, the 2014 Term Note and the Revolver were amended to be March 1, 2017.  The principal outstanding under the 2015 Term Note is to be repaid on a quarterly basis, commencing on November 30, 2015 and continuing thereafter through February 28, 2017 in equal principal installments of $300,000, with any remaining principal balance due on March 1, 2017.  The 2015 Term Note bears interest equal to either: (i) an adjusted annual LIBOR rate reset monthly, bi-monthly or quarterly, plus 2.75% or 3.00% depending on the applicable senior funded debt ratio or (ii) the Bank’s annual prime rate or such annual prime rate plus 0.25% depending on the applicable senior funded debt ratio, with a floor equal to the 1 month LIBOR Rate plus 2.5%.

Following the issuance of the 2015 Term Note, Cherokee’s total borrowings under the Credit Agreement (collectively, the “Loan”) are evidenced by (i) the 2013 Term Note, which was issued in the principal amount of $16,600,000, of which approximately $7,000,000 is outstanding as of the execution of the Loan Agreement Amendments, (ii) the Revolver, which provides Cherokee with a revolving line of credit in the principal amount of $2,000,000, none of which is outstanding as of the execution of the Loan Agreement Amendments, (iii) the 2014 Term Note, which was issued in the principal amount of $19,000,000, of which approximately $13,000,000 is outstanding as of the execution of the Loan Agreement Amendments and (iv) the 2015 Term Note in the principal amount of $6,000,000 which was issued and is outstanding as of the execution of the Loan Agreement Amendments. Cherokee paid an upfront fee equal to $30,000 in connection with the issuance of the 2015 Term Note.

Consistent with the existing terms of the Credit Agreement, the Loan is secured by continuing security agreements, trademark security agreements and continuing guarantees executed by Cherokee and its subsidiaries, as applicable. In addition, the Loan Agreement Amendments include various restrictions and covenants regarding the operation of Cherokee’s business, including covenants that require Cherokee to obtain the Bank’s consent in certain circumstances before Cherokee can: (i) incur additional indebtedness, (ii) make acquisitions, mergers or consolidations in excess of $5,000,000 on an aggregate basis following the acquisition of FFS, (iii) issue any equity securities other than pursuant to Cherokee’s employee equity incentive plans or programs and (iv) repurchase or redeem any outstanding shares of common stock or pay dividends or other distributions, other than stock dividends, to Cherokee’s stockholders.  The Loan Agreement Amendments also impose financial covenants, including: (i) a minimum “fixed charge coverage ratio” of at least 1.2 to 1.0 and (ii) a limitation of Cherokee’s “senior funded debt ratio” as described above. Further, Cherokee has granted a security interest in favor of the Bank in all of Cherokee’s assets (including trademarks) as collateral for the Loan. In the event of a default under the Loan Agreement Amendments, the Bank has the right to terminate its obligations under the Loan Agreement Amendments, accelerate the payment on any unpaid balance of the Loan Agreement Amendments and exercise its other rights including foreclosing on Cherokee’s assets under the security agreements.

The Loan Agreement Amendments also waive the event of default under the Credit Agreement that resulted from the election by Target Corporation not to renew the license agreement for the Cherokee brand in the U.S.

The foregoing summary description of the Loan Agreement Amendments does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Loan Agreement Amendments, copies of which will be filed with Cherokee’s Quarterly Report on Form 10-Q for the quarterly period ending October 31, 2015.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure regarding the Merger Agreement and the closing of the Acquisition set forth under Item 1.01 above.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure regarding the Loan Agreement Amendments set forth under Item 1.01 above.

Item 8.01                                           Other Events.

On October 19, 2015, Cherokee issued a press release announcing the Acquisition.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01                   Financial Statements and Exhibits.

(a)                                 Financial statements of business acquired.  The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)                                 Pro forma financial information.  The pro forma financial information required by this Item, with respect to the Acquisition described in Item 2.01 herein, is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release of Cherokee Inc., dated October 19, 2015*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cherokee Inc.

October 19, 2015	By:	/s/ Jason Boling
Jason Boling
Chief Financial Officer